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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-46954 of Covista Communications Inc. on Form S-3 and Registration Statement Nos. 33-64611, 333-79165, 333-72720, 333-82616, and 333-82620 of
Covista Communications, Inc. on Form S-8 of our report dated April 21, 2004, appearing in this Annual Report on Form 10-K of Covista Communications, Inc. for the year ended January 31, 2004.



/s/ Deloitte & Touche, LLP
Atlanta, Georgia
April 21, 2004